      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998

                                                   Registration No. 333-________

--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            --------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933

                            --------------------
                         GETTY REALTY HOLDING CORP.
           (Exact name of registrant as specified in its charter)


           MARYLAND                                             11-3412575
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                              125 JERICHO TURNPIKE
                            JERICHO, NEW YORK 11753
                    (Address of principal executive offices)

                            --------------------

       GETTY REALTY CORP. RETIREMENT (401(k)) AND PROFIT SHARING PLAN
                            (Full title of Plan)

                            --------------------

                              RANDI YOUNG FILIP
                             CORPORATE SECRETARY
                             GETTY REALTY CORP.
                            125 JERICHO TURNPIKE
                          JERICHO, NEW YORK  11753
                               (516) 338-6000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copy to:

                           MARC D. BASSEWITZ, ESQ.
                              LATHAM & WATKINS
                                 SEARS TOWER
                                 SUITE 5800
                              CHICAGO, IL 60606
                               (312) 876-7700

                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                                        Proposed
                           Amount               Proposed                 Maximum
Title of Each Class      of Shares              Maximum                 Aggregate       Amount of
of Securities to          to be              Offering Price             Offering       Registration
be Registered          Registered(1)          Per Share(2)             Price (2)          Fee
--------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value (3)         50,000               $21.37               $1,068,500          $315.21


(1) Represents the maximum number of shares that may be acquired under the Getty Realty Corp. Retirement (401(k)) and Profit Sharing Plan (the "Plan").

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Exchange Act, the Proposed Maximum Offering Price Per Share is based upon $21.37, the average of the high and low price for shares of the Registrant's Common Stock as reported on the New York Stock Exchange composite tape on January 26, 1998.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                  ____________


                                     PART I

Item 1.     Plan Information

            Not required to be filed with this Registration Statement.


Item 2.     Registrant Information and Employee Plan Annual Information

            Not required to be filed with this Registration Statement.


                                    PART II

Item 3.     Incorporation of Documents by Reference

            The following documents filed with the Securities and Exchange Commission by Getty Realty Holding Corp., a Maryland corporation that on or about January 30, 1998 will become known as Getty Realty Corp. (the "Company"), and are incorporated as of their respective dates in this Registration Statement by reference:

            (1) The Company's Registration Statement on Form 8-A filed with the Commission on January 13, 1998 (No. 001-13777), including the exhibits thereto.

            (2) The description of the Company's common stock, par value $0.01 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A referred to in (1) above.

            All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.     Description of Securities

            Not applicable.


Item 5.     Interests of Named Experts and Counsel

            Not applicable.


Item 6.     Indemnification of Directors and Officers

            The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

                    The Company's Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Company's Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Company's Charter and the Company's Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

                    The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify a present or former director or officer for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

                    In addition, the Company has entered or will enter into an indemnification agreement ("Indemnification Agreement") with each of its directors. The Indemnification Agreement provides for the prompt indemnification and advancement of expenses, including attorneys' fees and other costs, to the fullest extent permitted by law of a director against expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director is or was a director, officer, partner, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, partner, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity.

                    The Indemnification Agreement also provides (i) that a director is automatically entitled to indemnification for expenses to the extent the director is successful in defending any indemnifiable claim whether on the merits or otherwise, (ii) that the Company has the burden of proving that a director is not entitled to indemnification in any particular case and that certain presumptions that may otherwise be drawn against a director seeking indemnification in connection with the termination of actions or proceedings are negated, except that the termination of an action or proceeding by conviction or a plea of nolo contendere (or its equivalent) creates a presumption that the director is not entitled to indemnification, (iii) a mechanism through which a director may seek court relief in the event that the Company's Board (or other person or body appointed by the Company's Board) determines that the director would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreement), (iv) that a director is entitled to indemnification against all expenses (including attorneys' fees) incurred in seeking to collect an indemnification claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, (v) that after there has been a change in control in the Company, all Company determinations regarding a right to indemnification, and the right to advancement of expenses, shall be made by independent legal counsel, and (vi) that prior to a change in control of the Company, a director shall not be entitled to indemnification pursuant to the Indemnification Agreement in connection with an action, suit or proceeding initiated by the director against the Company, or its directors or officers unless the Company joins in or consents to the action, suit or proceeding, except as provided in
Section 3 of the Indemnification Agreement.

                    Directors' rights under the Indemnification Agreement are not exclusive of any other rights they may have under Maryland law, directors' or officers' liability insurance, the Company's Bylaws or otherwise. However, the Indemnification Agreement does prevent double payment.

                    The Indemnification Agreement, although not requiring the maintenance of directors' and officers' liability insurance, does require that the directors be provided with maximum coverage reasonably economically available if there is such a policy. Finally, the Indemnification Agreement provides that, if the Company pays a director pursuant to the Indemnification Agreement, the Company will be subrogated to the director's rights to recover from third parties.

Item 7.     Exemption from Registration Claimed

            Not applicable.


Item 8.     Exhibits

            4.1 Articles of Incorporation of Getty Realty Holding Corp., incorporated by reference to Appendix D to the Joint
                    Proxy Statement/Prospectus dated January 12, 1998 which is part of the Registration Statement on Form S-4 (No. 333-44065) filed with the Securities & Exchange Commission by the Registrant (the "Joint Proxy Statement/Prospectus").

            4.2 Articles Supplementary of Getty Realty Holding Corp., incorporated by reference to Appendix E to the Joint Proxy Statement/Prospectus.

            4.3 By-laws of Getty Realty Holding Corp., incorporated by reference to Appendix F to the Joint Proxy
                    Statement/Prospectus.

            5.1 Opinion of counsel regarding the legality of the Common Stock being registered.

            23.1    Consent of counsel (included in Exhibit 5.1).

            24      Power of Attorney (see page 6).

Pursuant to Item 8 of the instructions to Form S-8, the undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.


Item 9.     Undertakings

            (a)     The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                           (i)      To include any prospectus required by
            Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jericho, New York, on January 30, 1998.

                                  GETTY REALTY HOLDING CORP.


                                   By: /s/ Randi Young Filip
                                      ______________________________
                                      Randi Young Filip
                                      Corporate Secretary



                                   POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Randi Young Filip, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Getty Realty Holding Corp. and on the dates indicated.

          SIGNATURE                TITLE                                           DATE
          ---------                -----                                           ----
                                   Director, President, and
/s/ Leo Liebowitz                  Chief Executive Officer
--------------------------------   (Principal Executive Officer)                   January 30, 1998
          Leo Liebowitz


                                   Senior Vice President, Treasurer
                                   and Chief Financial Officer
/s/ John J. Fitteron               (Principal Financial and
--------------------------------   Accounting Officer)                             January 30, 1998
        John J. Fitteron



/s/ Milton Cooper
--------------------------------   Director                                        January 30, 1998
        Milton Cooper





--------------------------------   Director                                        January __, 1998
         Milton Safenowitz




--------------------------------   Director                                        January __, 1998
        Warren G. Wintrub



/s/ Philip E. Coviello
--------------------------------   Director                                        January 30, 1998
        Philip E. Coviello


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Jericho, New York, on January 30, 1998.

                  GETTY REALTY CORP. RETIREMENT (401(k)) AND PROFIT
                  SHARING PLAN


                  By:  Getty Realty Corp. Retirement
                       (401(k)) and Profit Sharing
                       Plan Committee Plan Administrator

                       By: /s/ Leo Liebowitz
                          ______________________________
                          Leo Liebowitz


                       By: /s/ John J. Fitteron
                          ______________________________
                          John J. Fitteron


                       By: /s/ Randi Young Filip
                          ______________________________
                          Randi Young Filip

                                 Exhibit Index

         4.1 Articles of Incorporation of Getty Realty Holding Corp., incorporated by reference to Appendix D to the Joint Proxy Statement/Prospectus dated January 12, 1998 which is part of the Registration Statement on Form S-4 (No. 333-44065) filed with the Securities & Exchange Commission by the Registrant (the "Joint Proxy Statement/Prospectus").

         4.2 Articles Supplementary of Getty Realty Holding Corp., incorporated by reference to Appendix E to the Joint Proxy Statement/Prospectus.

         4.3 By-laws of Getty Realty Holding Corp., incorporated by reference to Appendix F to the Joint Proxy
                 Statement/Prospectus.

         5.1 Opinion of counsel regarding the legality of the Common Stock being registered.

         23.1    Consent of counsel (included in Exhibit 5.1).

         24      Power of Attorney (see page 6).